UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2008

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200

San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On May 2, 2008, NeurogesX, Inc. (the “Company”) filed a Registration Statement on Form S-3 (the “S-3”) with the Securities and Exchange Commission in connection with its registration for resale under the Securities Act of 1933, as amended, of 5,227,183 shares of the Company’s Common Stock, and containing the information attached to this Current Report as Exhibit 99.1. Such shares include 4,020,910 shares outstanding (the “Issued Shares”) and 1,206,273 shares (“Warrant Shares”) that may be issued upon exercise of outstanding warrants (the “Warrants”). The Issued Shares and the Warrants were issued in connection with the Company’s private placement of such securities that closed on December 28, 2007 and January 3, 2008, and the Issued Shares and Warrant Shares are being registered by the Company in connection with its contractual obligations to the purchasers of such securities entered into in connection with the private placement.

This Current Report is being filed for the purpose of incorporating the information from the S-3 attached as Exhibit 99.1 hereto into outstanding registration statements of the Company that incorporate by reference Company filings under the Securities Exchange Act of 1934, as amended.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Information from Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeurogesX, Inc.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri Chief Financial Officer

Date: May 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information from Prospectus.

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